Exhibit 10.10

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT, dated as of ________, 2007, is entered into by and between FUTUREIT, INC., a Delaware corporation (the “Company”), and the persons or entities listed on Schedule 1 hereof (the “Purchaser,” and collectively, the “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the issuance, sale and delivery to the Purchasers of a maximum of 50 units (the “Units”), each Unit consisting of (1) 100,000 shares of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”), and (2) Warrants to purchase 46,200 shares of Common Stock at an exercise price of US$0.50 a share (the “Warrants” and together with the Common Stock, the “Securities”), for a purchase price of US$30,000 per Unit, and an aggregate purchase price of $1,500,000; and

WHEREAS, the Purchaser wishes to purchase, and the Company wishes to issue to the Purchasers, upon the terms and subject to the conditions of this Agreement, the number of Units as set out next to each Purchaser’s name on the signature page hereto; and

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	AGREEMENT TO PURCHASE AND SELL UNITS

1.1	Purchase and Sale of Units. Each of the Purchasers hereby agrees, severally and not jointly, to purchase from the Company the number of Units set forth next to its name on the signature page hereto for the aggregate purchase price set out next to each Purchaser’s name on the signature page hereto (the “Purchase Price”). The Warrants shall be issued in substantially the form attached hereto as Exhibit A. Upon execution of a signature page of this Agreement and the appropriate Schedules thereto and the acceptance thereof by the Company and execution by the Placement Agent (as such term is defined below) and the Company of a signature page to the Escrow Agreement between the Company, American Stock Transfer & Trust Company (the “Escrow Agent’) and the Placement Agent substantially in the form attached hereto as Exhibit B (the “Escrow Agreement’), each Purchaser shall pay the Purchase Price by delivering good funds in United States Dollars to the Escrow Agent, except that each of the lenders in the January 2007 bridge loan (the “Bridge Loan”) who elects to invest in the Company in accordance with this Agreement (each, a “Participating Lender”) will pay to the Escrow Agent the difference between such lender’s Purchase Price and the principal amount of the loan due to such lender in accordance with the Bridge Loan . Such funds shall be held in escrow by the Escrow Agent in an interest-bearing account and shall be transferred to the Company against issuance of the Securities only upon the filing by the Company of the Registration Statement (as defined in Section 4.4 below). In the event that (i) the Closing (as defined in Section 1.2 below) has not occurred by June 30, 2007, or (ii) the Registration Statement is not filed by the Company by sixty (60) days following the Closing Date (defined in Section 1.2 below), the Escrow Agent shall return to each Purchaser the Purchase Price paid by such Purchaser (without interest ), unless (in the case of clause (ii) above) the Placement Agent notifies the Escrow Agent (who shall be obligated to provide notice to the Placement Agent prior to returning any such funds to the Purchasers) and the Company that the Purchasers holding a majority of the shares of Common Stock issued pursuant to this Agreement and upon exercise of the Warrants have elected not to have their Purchase Price returned to them, in which case the Escrow Agent shall simultaneously (i) pay to the Company and/or to any other person designated in written instructions signed by the Company the Purchase Price received from the Purchasers (including all interest or other earnings or income earned or received on such investment and reinvestment of the Purchase Price less all deductions agreed with the Escrow Agent), and (ii) provide to the Placement Agent the Certificates (as such term is defined below) issued and delivered by the Company for each such Purchaser. The aforesaid shall not relieve the Company of its obligation to file the Registration Statement or any liability it may have for its failure to do so. In the event that the Escrow Agent shall return to each Purchaser the Purchase Price paid by such Purchaser, as set out above, the Company will pay to each Purchaser the interest that would have accrued on such Purchaser’s funds during such period had the Purchase Price of such Purchaser accrued interest at the rate of 4% per annum.

1.2	Closings.

(a) Closing Date. Certificates representing the Securities underlying the Units to be purchased by the Purchasers hereunder, in definitive form, shall be delivered by or on behalf of the Company to the Escrow Agent for the account of each such Purchaser, in consideration of payment of the Purchase Price to the Escrow Agent, at the offices of Carter Ledyard & Milburn at 9:30 a.m., New York time on May 22, 2007, or at such other time and date as J.H Darbie & Co., Inc. (the “Placement Agent”) and the Company may agree upon in writing, such date being referred to herein as the “Closing Date”. A closing can occur with respect to the sale and purchase of at least 34 Units.

(b) Additional Closings. In the event that not all 50 Units have been sold prior to the Closing Date, at one or more additional closings to be held prior to June 30, 2007, any additional purchasers (the “Additional Purchasers”) may purchase any remaining Units at a a purchase price of US$30,000 per Unit pursuant to the terms of this Agreement (the “Additional Investment”) at a subsequent closing or closings (each an “Additional Closing”).

Simultaneously with the consummation of an Additional Closing, the Additional Purchasers shall execute and deliver to the Company, a counterpart signature page to this Agreement and Schedule 1 hereof shall be amended accordingly. Upon the consummation of an Additional Closing, each Additional Purchaser(s) shall be deemed (and shall be referred to herein as) a Purchaser hereunder for all purposes.

2.	PURCHASER REPRESENTATIONS AND WARRANTIES; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

Each Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

2.1	Purchase for Investment. The Purchaser is purchasing the Units and will be acquiring the Common Stock issuable upon exercise of the Warrants for its own account, for investment purposes only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

2.2	Purchaser Status. One or more of the categories set forth in Schedule 2 hereto correctly and in all respects describes the Purchaser, and the Purchaser has so indicated by signing on the blank line or lines following a category which so describes it. If the Purchaser signs its name under any one or more of categories 1(a)-(h) of Schedule 2, then one or more of the categories set forth in Schedule 3 and in Schedule 4 hereto correctly and in all respects describes the Purchaser, and the Purchaser has so indicated by signing on the blank line or lines following a category in Schedule 3 and in Schedule 4 which so describes it, and the Purchaser represents and warrants that such information is true and accurate;

2.3	Security Law Exemption. The Purchaser understands that the Units are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal and state securities laws, and that the Company is relying upon the truth and accuracy of the Purchaser’s representations and warranties, and the Purchaser’s compliance with its agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Units;

2.4	Knowledge and Experience. The Purchaser and its purchaser representative (if any) currently have, and (unless the Purchaser has a purchaser representative) the Purchaser had immediately prior to receipt of any offer regarding purchasing securities of the Company, such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Company.

2.5	Purchaser Representative. If the Purchaser has utilized a purchaser representative, the Purchaser has previously given the Company notice in writing of such fact.

2.6	Offering Materials; Suitability. The Purchaser acknowledges that it has been furnished with or has acquired a copy of the Company’s Private Placement Memorandum dated May 10, 2007 and the Audited consolidated Financial Statements of Future I.T Ltd. for the fiscal year ended December 31, 2006 (collectively, the “Offering Materials”). The Purchaser is not relying upon any representations or other information (whether oral or written) other than as set forth in this Agreement or the Offering Materials. The Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Securities or the Offering Materials. THE PURCHASER HAS READ CAREFULLY AND UNDERSTANDS THE OFFERING MATERIALS AND HAS CONSULTED ITS OWN ATTORNEY, ACCOUNTANT AND/OR INVESTMENT ADVISER WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR THE PURCHASER. ANY SPECIFIC ACKNOWLEDGMENT BY THE PURCHASER SET FORTH BELOW WITH RESPECT TO ANY STATEMENT CONTAINED IN THE OFFERING MATERIALS SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

2.7	Receipt of Information. The Purchaser acknowledges that in making its decision to purchase the Units, it has relied upon independent investigations made by it and its representatives, if any, and the Purchaser and such representatives, if any, have been provided access and the opportunity to examine all material, publicly available books and records of the Company, all material contracts and documents relating to this offering and have had an opportunity to ask questions and to receive answers from the Company or persons acting on its behalf concerning the terms and conditions of this offering. The Purchaser and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units that have been requested. The Purchaser and its advisors, if any, have received answers to any such inquiries that they have deemed to be satisfactory. The foregoing, however, does not limit or modify the representations and warranties of the Company set forth in Section 3 below or the right of the Purchasers to rely thereon.

2.8	Validity. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and, upon its execution by the Company and a Purchaser, shall be a valid and binding agreement of such Purchaser, enforceable in accordance with its terms, except to the extent that enforcement of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity.

2.9	Organization. If the Purchaser is a corporation or other incorporated entity, as of the Closing Date (or the date of any Additional Closing, if applicable), the Purchaser is duly organized, validly existing and in good standing under its jurisdiction of incorporation.

2.10	Anti-Money-Laundering Representations. The Purchaser hereby acknowledges that it has been informed that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that, to the best of the Purchaser’s knowledge: (1) None of the cash or property that the Purchaser has paid, will pay or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States federal laws; and (2) No contribution or payment by the Purchaser to the Company, to the extent that they are within the Purchaser’s control, shall cause the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Purchaser shall promptly notify the Company if it has knowledge that any of these representations cease to be true and accurate regarding the Purchaser.

The Purchaser agrees to provide to the Company any additional information regarding the Purchaser that the Company reasonably deems necessary to ensure compliance with all applicable laws concerning money laundering and similar activities. The Purchaser understands and agrees that if at any time it is discovered that any of the foregoing representations in this Section 2.10 are incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the Company may undertake appropriate actions to ensure compliance with applicable law or regulation, including, but not limited to segregation and/or redemption of the Purchaser’s investment in the Company for the purchase price paid by such Purchaser. The Purchaser further understands that the Company may release confidential information about the Purchaser and, if applicable, any underlying beneficial owners, to proper authorities if the Company, in its sole discretion and upon advice of counsel, reasonably determines that the Company is required to do so in light of relevant rules and regulations under money-laundering and related laws, provided, however, that the Company shall (i) provide any such Purchaser prior written notice of its disclosure of such Purchaser’s confidential information so that such Purchaser may seek an appropriate protective order, (ii) use its best efforts to obtain an order or other relevant assurance that confidential treatment shall be provided to such confidential information disclosed and (iii) only disclose such confidential information as it reasonably believes is necessary under the circumstances.

2.11	Survival. Except as otherwise specifically stated, the foregoing representations, warranties and agreements shall survive the Closing.

3.	REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to each Purchaser that:

3.1	Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. Each of the Company’s subsidiaries is a corporation duly organized and validly existing under the laws of its respective jurisdiction.

3.2	Capitalization. The authorized capital of the Company consists, and will consist upon the Closing Date (and the date of any Additional Closing, as applicable), of the following: 30,000,000 shares of Common Stock of which 16,940,000 are (as of the date hereof and immediately preceding the Closing Date) issued and outstanding and an additional 2,500,000 are reserved for issuance under a stock option plan for employees, directors and consultants of the Company and its affiliates. The rights of such shares are as set forth in the Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit C, which is in full force and effect, is the Certificate of Incorporation of the Company and to which no amendments, supplements or modifications have been made. Except as set out in the Offering Materials, the Company has not granted any option or other rights to purchase, and (except for the Bridge Loan Agreement (as defined in Section 6.6 below)) the Company has not entered into any agreements to sell, securities of the Company.

3.3	Concerning the Common Stock. The Common Stock purchased hereby and issuable upon exercise of the Warrants, when so issued, shall be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such a holder. There are no preemptive rights of any stockholder of the Company to acquire the Common Stock issuable to the Purchaser hereunder or pursuant to the terms of the Warrants.

3.4	Authorized Shares. The Company has legally available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect the issuance hereunder and the exercise of the Warrants.

3.5	Legality. The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, including to issue and deliver the Common Stock and the Warrants. The issuance of the shares of Common Stock purchased hereby and the Warrants (and the Common Stock issuable upon exercise of the Warrants) have been duly and validly authorized by all necessary corporate action by the Company, and this Agreement has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except to the extent that enforcement of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity.

3.6	Transaction Agreements. This Agreement, the Registration Rights Agreement, the form of which is attached hereto as Exhibit D (the “Registration Rights Agreement”) and the Escrow Agreement (together with this Agreement, the Warrants and the Registration Rights Agreement, the “Primary Agreements”), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Primary Agreements, when executed and delivered by the Company, will each be valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Agreements may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity.

3.7	Non-contravention. The execution and delivery of this Agreement, and each of the other Primary Agreements, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Primary Agreements, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court, Israeli or United States federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company, its subsidiaries, or any of their properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated by this Agreement or by the other Primary Agreements.

3.8	Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Agreements, except such authorizations, approvals and consents that have been obtained or will be obtained before the Closing Date or the date of any Additional Closing, as applicable.

3.9	Absence of Certain Changes. Since December 31, 2006, except as disclosed in the Offering Materials, there has been no material adverse change in the business properties, operations, financial condition or results of operations of the Company or any of its subsidiaries.

3.10	Permits; Laws. Each of the Company and its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would materially and adversely affect the business, or financial condition of the Company and the subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is under investigation with respect to the violation of any laws of any governmental body applicable to its business or operations, and each of the Company and its subsidiaries is in compliance in all material respects with all such laws.

3.11	Absence of Litigation.There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the best knowledge of the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or officers, directors or key employees, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole, or the transactions contemplated by the Primary Agreements, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under any of the Primary Agreements.

3.12	No Default. Each of the Company and its subsidiaries is not in default in the performance or observance of any material obligation, covenant or condition contained in any material indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

3.13	Taxes. All applicable tax returns required to be filed by the Company and each of its subsidiaries have been filed, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or its subsidiaries to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole.

3.14	Agent Fees. Except as set out in the Offering Materials, the Company has not incurred any liability for any finder’s or brokerage fees or agent’s commissions in connection with the offer and sale of the Units hereunder.

3.15	Private Offering. Subject to the accuracy of the Purchaser’s representations and warranties set forth in Section 2 hereof, the offer and sale of the Units and the issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.16	Full Disclosure. None of the Primary Agreements or the Offering Materials, the schedules, exhibits, certificates and other documents furnished or to be furnished in connection therewith to the Purchasers on or before the Closing Date (or the date of any Additional Closing, if applicable) by or on behalf of the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact or circumstance known to the Company and which has not been disclosed herein or otherwise by the Company to the Purchasers which is reasonably expected to have a material adverse effect upon the assets, liabilities, properties or business of the Company.

4.	CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

4.1	Transfer Restrictions. Each Purchaser acknowledges that (1) neither the Common Stock nor the Warrants have been, registered under the Securities Act and, except as provided in the Registration Rights Agreement, the Common Stock purchased hereby and the Common Stock issuable upon exercise of the Warrants, have not been and are not being registered under the Securities Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Purchaser shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of the Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with another exemption under the Securities Act and the rules and regulations of the Commission thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act (other than pursuant to the Registration Rights Agreement) or to comply with the terms and conditions of any exemption thereunder. The provisions of this Section 4.1 shall be binding upon any subsequent transferee of the Common Stock and the Warrants.

4.2	Restrictive Legend.Each Purchaser acknowledges and agrees that the Common Stock purchased hereby and the Warrants, and, until such time as the such Common Stock shall have been registered under the Securities Act as contemplated by the Registration Rights Agreement and sold in accordance with the Registration Statement, such securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities).

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

4.3	Use of Proceeds. The Company will use the proceeds from the issuance of the Securities for working capital purposes, as determined by the Board of Directors of the Company in its reasonable discretion and to repay indebtedness incurred in the Bridge Loan , in the amount of $400,000 plus accrued interest.

4.4	Restrictions on Issuance of Securities. Without the consent of the Purchasers holding a majority of the shares of Common Stock issued pursuant to this Agreement and upon exercise of the Warrants, the Company shall not issue any securities until six (6) months following the date that a Registration Statement with respect to the Common Stock issued pursuant to this Agreement and issuable upon exercise of the Warrants (the “Registration Statement”) is declared effective by the Commission (the “Restrictive Period”), other than in the framework of a registered public offering of the Common Stock of the Company: (i) at an equity value of the Company of not less than $0.65 per share of Common Stock yielding net proceeds to the Company of not less than one million dollars, and (ii) following which the Common Stock is listed on a U.S. national exchange (such registered public offering a “Qualified IPO”). In the event of a Qualified IPO, merger of the Company with or into another entity or the sale of all or substantially all of the assets of the Company, the Company shall provide each of the Purchasers thirty (30) days’ prior written notice of the occurrence of such event.

4.5	Buy-back Option of Purchasers. If for any reason the Registration Statement is not declared effective by the Commission within twenty four (24) months after the Closing Date, each Purchaser will have the option for sixty (60) days following the expiration of such 24- month period, to require that the Company immediately buy back the shares of Common Stock issued to such Purchaser at the price the Purchaser paid for them pursuant to this Agreement (with no interest).

4.6	Escrow Agreement. By executing this Agreement, each Purchaser agrees to be bound by all of the terms and conditions of the Escrow Agreement as though an original party thereto.

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE THE SECURITIES.

Each of the Purchasers understands that the Company’s obligation to issue and sell the Units on the Closing Date (or the date of any Additional Closing, as applicable) to the Purchasers pursuant to this Agreement is conditioned upon:

5.1	Receipt of Purchase Price. Receipt by the Escrow Agent of the Purchase Price from all Purchasers in the aggregate amount of at least $1,020,000 (less the amount to be invested by conversion of the principal amount of the Bridge Loan by the Participating Lenders).

5.2	Accuracy of Representations and Warranties. The accuracy in all material respects, on the Closing Date, of the representations and warranties of the applicable Purchaser contained in this Agreement as if made on such Closing Date and the performance by the Purchaser on or before such Closing Date of all covenants and agreements of the applicable Purchaser required to be performed on or before such Closing Date;

5.3	No Legal Prohibition. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

5.4	Escrow Agreement; Registration Rights Agreement. The Placement Agent shall have executed the Escrow Agreement and each Purchaser shall have executed a counterpart signature page of the Registration Rights Agreement.

6.	CONDITIONS TO THE PURCHASERS’ OBLIGATION TO PURCHASE THE SECURITIES.

At or prior to the Closing Date (or the date of an Additional Closing, if applicable), the following transactions shall occur simultaneously (no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered):

6.1	Board of Directors’ Resolution. The Company shall deliver to the Purchasers true and correct copies of resolutions of the Company’s board of directors (i) issuing and allotting the Securities to the Purchasers; and (ii) approving of all the transactions and documents contemplated by this Agreement.

6.2	Stock and Warrant Certificates. The Company shall deliver to the Escrow Agent on behalf of the Purchasers valid executed stock certificates representing the Common Stock (for such number of shares of Common Stock that each such Purchaser is purchasing hereunder) and Warrants (for the number of shares of Common Stock issuable upon exercise of such Warrants) (together, the “Certificates”) issued to the Purchasers at the Closing (or at an Additional Closing, if applicable) in the names of the Purchasers to held in Escrow by the Escrow Agent according to the Escrow Agreement.

6.3	Opinion of Counsel. Each Purchaser shall have received from Carter, Ledyard &Milburn, counsel for the Company, a legal opinion dated as of the Closing Date (and the date of any Additional Closing, if applicable) in the form attached hereto as Exhibit E hereto.

6.4	Escrow Agreement; Registration Rights Agreement. The Company shall deliver to the Purchasers executed copies of the Escrow Agreement and Registration Rights Agreement.

6.5	Compliance Certificate. The Company shall deliver to the Purchasers a certificate duly executed by the Chief Executive Officer of the Company, and dated as of the Closing Date (and the date of an Additional Closing, if applicable) confirming and certifying that the representations and warranties set forth in Section 3 of this Agreement are true and correct as of the Closing Date (and the date of an Additional Closing, if applicable), that there has been no material adverse change in the business of the Company and its subsidiaries, taken as a whole, since the date hereof, there are no legal restrictions interfering with the consummation of the transactions under the Agreement and related documents, and that the Company has performed and complied with all of its covenants, agreements, and undertakings set forth herein.

6.6	Stockholder Lock-Up Agreement. DataSafe Group Ltd. andall stockholders of the Company at the Closing Date (if any) and the date of any Additional Closing (as applicable) other than the Purchasers and the stockholders who acquired common stock pursuant to the Bridge Loan Agreement between the Company and the Lenders listed therein dated January 26, 2007 (the “Bridge Loan Agreement”), shall have agreed pursuant to a Lock-Up Agreement not to sell or dispose of their shares of Common Stock of the Company during the Restrictive Period, and a copy of each such Lock-Up Agreement shall have been provided to the Purchasers according to the undertaking in the form attached as Exhibit F hereto.

6.7	No Legal Prohibition; Approvals. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

6.8	Receipt of Purchase Price. Receipt by the Escrow Agent of the Purchase Price from all Purchasers in the aggregate amount of at least $1,020,000 (less the amount to be invested by conversion of the principal amount of the Bridge Loan by the Participating Lenders).

Delivery of the documents and other items referred to in this Section to the Placement Agent or the Escrow Agent, as applicable, shall be conclusively deemed to constitute delivery to the Purchasers.

7.	CONFIDENTIALITY.

Each Purchaser agrees to keep confidential, and not to disclose to or use for the benefit of any third party the terms of this Agreement, any of the other Primary Agreements or any other information which at any time is designated in writing by the Company as confidential without the prior written approval of the Company; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law or applicable regulation. The Company shall keep confidential and not disclose or use personal confidential information of a Purchaser without such Purchaser’s prior written consent, except as may be required under applicable law (including in order to register the shares of Common Stock purchased by such Purchaser or issuable upon exercise of Warrants issued to such Purchaser) or regulations of any securities market on which the Securities are traded.

8.	MISCELLANEOUS

8.1	Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the courts of New York, New York in connection with any dispute arising under this Agreement or any of the Primary Agreements or relating to the offer or sale of the Units and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction.

8.2	No Joint Liability of Purchasers. The Purchasers are entering into this Agreement, each separately from the others, thus each Purchaser will not be responsible for any act or omission of the other Purchasers, including a breach by the latter of any of the provisions or representations contained herein.

8.3	Survival of Warranties. The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until the earlier of twenty-four (24) months from the Closing Date or eighteen (18) months from the date that the registration statement registering the Securities is declared effective.

8.4	Expenses. Each party shall pay its own legal and other fees and expenses with respect to the negotiation, execution, delivery and performance of this Agreement.

8.5	Assignability. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations to any of its affiliates. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns

8.6	Counterparts; Facsimile Signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. Facsimile signatures shall be considered originals.

8.7	Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement.

8.8	Invalidity. If any provision of this Agreement shall be held by a court of law to be invalid or unenforceable in any jurisdiction, such invalidity or enforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction and it is the intention of the parties that such court of law shall modify such invalid or unenforceable provision so that such provision shall be valid and enforceable.

8.9	Amendment. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Securities. This Agreement may be amended only by an instrument in writing signed by the Company and the Purchasers holding a majority of the Common Stock issued pursuant to this Agreement or issuable upon exercise of the Warrants.

8.10	Entire Agreement. Each party hereto acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms, and further acknowledges and agrees that it is the complete and exclusive statement of the agreement and understanding of the parties regarding the subject matter hereof, which supersedes and merges all prior proposals, agreements and understandings, oral and written, relating to the subject matter hereof.

8.11	Rejection of Subscription The Purchaser acknowledges that the subscription for the Units contained herein may be rejected by the Company in its sole discretion at any time prior to accepting funds from a Purchaser.

9.	NOTICES.

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation or error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto. Notices may be given by a party or its attorney.

COMPANY:	FutureIT, Inc.
315 Blecker Street, Suite #168
New York, NY
10014-3423
Attention: Chairman and CEO

Facsimile: 972.8.925 8160

with a copy (that shall not constitute notice) to:

Carter Ledyard & Milburn
2, Wall Street
New York, New York 10005
Attention: Steven J. Glusband
Facsimile: (212) 732-3232

and to:

Efrati Galili & Co
6 Wissotsky Street
Tel Aviv 62338, Israel
Attention: Ariel Ben-Hur, Adv.
Facsimile: 972-3-6040111

PURCHASERS:	At the addresses set forth on the signature page of this Agreement, as such addresses may be updated in writing from time to time by each of the Purchasers.

[Signature Pages Follow]

FUTUREIT, INC.

SUBSCRIPTION AGREEMENT

PURCHASER SIGNATURE PAGE

        IN WITNESS WHEREOF, the undersigned has executed this Agreement for the purchase of units, each unit consisting of (1) 100,000 shares of Common Stock of the Company, par value $0.0001 per share, and (2) Warrants to purchase 46,200 shares of Common Stock at an exercise price of US$0.50 a share in FUTUREIT, INC. (the “Company”). Upon acceptance below by the Company, this signature page is to be attached to a counterpart of the Subscription Agreement. By signing below, each Purchaser agrees that the Placement Agent shall not be liable to such Purchaser in any way whatsoever for any actions taken or not taken by the Placement Agent in connection with this Agreement or the transactions contemplated hereby in good faith or upon the instructions of Purchasers holding a majority of the shares of Common Stock issuable hereto and upon exercise of the Warrants.

Subscription	___________________________________
Purchase Price:	(Print or Type Name of the Purchaser)

$__________________________________	[Sign Here]:

Number of units: _____________

By:_________________________________

Social Security or
Federal Tax Identification No.:
(Title, if applicable)_________________
____________________________________

Typed or printed name and	Preferred address for receiving
address of the Purchaser:	communications (Do not complete
if already listed on prior column):

_________________________________	____________________________________

_________________________________	____________________________________

Telecopier No.:________________________	Type of Entity (e.g. individual, corporation, estate, trust, partnership, exempt organization, nominee, custodian):

Consent to receive notices by e-mail:    Yes ☐ No ☐

E-mail: address: ________________________	____________________________________

NASD member or related person:    Yes ☐ No ☐

Country of Residence for Tax Purposes: ________________________________________________

State of Residence for Tax Purposes: __________________________________________________

The foregoing Subscription Agreement is hereby accepted by the undersigned as of the date set forth below:

FUTUREIT, INC. By: —————————————— Name: Shmuel Bachar Title: Chairman

Date of Acceptance: ___ _____, 2007.

SCHEDULE 1

LIST OF PURCHASERS

SCHEDULE 2

        The Purchaser hereby represents and warrants, pursuant to paragraph 2.2 of the attached Subscription Agreement, that he, she or it is correctly and in all respects described by the category or categories set forth below directly under which the Purchaser has signed his, her or its name.

[SIGN BELOW THE CATEGORY OR CATEGORIES WHICH DESCRIBES YOU. IF YOU FALL WITHIN ONE OR MORE OF CATEGORIES 1(a)-(h), YOU MUST ALSO COMPLETE SCHEDULE 3 AND SCHEDULE 4.]

        U.S. PERSON STATUS

        1. The Purchaser is an entity which falls within one of the following categories of a “U.S. Person” set forth in Rule 902(o) of Regulation S under the Securities Act:

(a) A natural person resident in the United States of America, its territories and possessions, any state of the United States, or the District of Columbia (the “United States”).

        _______________________________________

(b) A partnership or corporation organized or incorporated under the laws of the United States.

        _______________________________________

(c) An estate of which any executor or administrator is a U.S. Person, unless the estate is governed by non-U.S. law and an executor or administrator who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate.

        _______________________________________

(d) A trust of which any trustee is a U.S. Person, unless a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person.

        _______________________________________

(e) An agency or branch of a foreign entity located in the United States.

        _______________________________________

(f) A non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person.

        _______________________________________

(g) A discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States unless such account is held for the benefit or account of a non-U.S. Person.

        _______________________________________

(h) A partnership or corporation (A) organized or incorporated under the laws of any foreign jurisdiction, and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Regulation D of the Securities Act) who are not natural persons, estates or trusts.

        _______________________________________

        2. The Purchaser (A) is located outside the United States, (B) is a branch or agency of a U.S. Person, (C) operates for valid business reasons, (D) is engaged in the business of insurance or banking and (E) is subject to substantive insurance or banking regulation in the jurisdiction where it is located, and the Purchaser is not acquiring the Securities for the account or benefit of any U.S. Person.

        _______________________________________

        3. The Purchaser is an employee benefit plan established and administered in accordance with the law of a country other than the United States and the customary practices and documentation of such country and the Purchaser is not acquiring the Securities for the account or benefit of any U.S. Person.

        _______________________________________

        4. The Purchaser does not fall within any of the categories set forth above and is not acquiring the Securities for the account or benefit of any U.S. Person.

        _______________________________________

SCHEDULE 3

TO BE COMPLETED BY PERSONS WHO FALL WITHIN ONE OR MORE OF
CATEGORIES 1(a)-(h) OF SCHEDULE 1

        ACCREDITED INVESTOR STATUS

        The Purchaser hereby represents and warrants, pursuant to paragraph 2.2 of the attached Subscription Agreement, that he, she or it is correctly and in all respects described by the category or categories set forth below directly under which the Purchaser has signed his, her or its name.

[SIGN BELOW THE CATEGORY OR CATEGORIES WHICH DESCRIBES YOU]

        1. The Purchaser is a natural person whose net worth, either individually or jointly with such person’s spouse, at the time of his purchase, exceeds $1,000,000.

        _______________________________________

        2. The Purchaser is a natural person who had individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in each of the last two calendar years and reasonably expects to reach the same income level in the current calendar year.

        _______________________________________

        3. The Purchaser is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, partnership, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

        _______________________________________

        4. The Purchaser is an entity which falls within one of the following categories of institutional accredited investors set forth in Rule 501(a) of Regulation D under the Securities Act (“Regulation D”):

(a) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or a fiduciary capacity.

        _______________________________________

(b) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

        _______________________________________

(c) An insurance company as defined in Section 2(13) of the Securities Act.

        _______________________________________

(d) An investment company registered under the Investment Company Act of 1940 or as a business development company as defined in Section 2(a)(48) of that Act.

        _______________________________________

(e) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

        _______________________________________

(f) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000.

        _______________________________________

(g) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

        _______________________________________

(h) An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

        _______________________________________

(i) A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

        _______________________________________

        5. The Purchaser is an entity in which all of the equity owners are accredited investors and described in one or more of the categories set forth in paragraphs 1 through 4 above.

        _______________________________________

SCHEDULE 4

TO BE COMPLETED BY PERSONS WHO FALL WITHIN ONE OR MORE OF
CATEGORIES 1 (A)-(H) OF SCHEDULE 2

        The Purchaser hereby represents and warrants, pursuant to paragraph 2.2 of the attached Subscription Agreement, that he, she or it is correctly and in all respects described by the category or categories set forth below directly under which the Purchaser has signed his, her or its name.

[SIGN BELOW EACH CATEGORY OR CATEGORIES WHICH DESCRIBES YOU]

QUALIFIED PURCHASER STATUS

        A. The Purchaser is a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act because:

        1. The Purchaser is a natural person who owns not less than $5,000,000 in investments.1

        _______________________________________

        2. The Purchaser is a company that owns not less than $5,000,000 in investments1 that is owned directly or indirectly by or for two (2) or more persons related as siblings or spouse (including former spouses), or direct lineal descendants by birth, adoption, spouses of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons.

        _______________________________________

        3. The Purchaser is a trust not covered by clause (2) that was not formed for the purpose of acquiring Securities, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust is a person described in clause (1), (2) or (4).

        _______________________________________

[1] For definition of “investments”, see Securities and Exchange Commission (“SEC”) Rule 2a51-1.

        4. The Purchaser is either (x) a person2, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in investments or (y) a qualified institutional buyer (as defined in paragraph (a) of Rule 144A promulgated under the Securities Act) meeting the requirements of Rule 2a51-1(g) promulgated under the Investment Company Act.

        _______________________________________

        5. The Purchaser is a company all of the securities of which are beneficially owned by “qualified purchasers.”

        _______________________________________

        B. The Purchaser is not a “qualified purchaser” as described in any of the above categories.

        _______________________________________

[2] If such person is a company that, but for the exceptions provided for in paragraph (1) or (7) of Section 3(c) of the Investment Company Act, would be an investment company (an “excepted investment company”), all beneficial owners of its outstanding securities (other than short-term paper), determined in accordance with Section 3(c)(1)(A) on the Investment Company Act, that acquired such securities on or before April 30, 1996 (as “pre-amendment beneficial owners”), and all pre-amendment beneficial owners of the outstanding securities (other than short-term paper) of any excepted investment company that, directly or indirectly owns any outstanding securities of such excepted investment company, have consented to its treatment as a qualified purchaser. See SEC Rule 2a51-2(e).

LIST OF EXHIBITS

EXHIBIT A – FORM OF WARRANT

EXHIBIT B – ESCROW AGREEMENT

EXHIBIT C – CERTIFICATE OF INCORPORATION

EXHIBIT D – REGISTRATION RIGHTS AGREEMENT

EXHIBIT E – FORM OF LEGAL OPINION

EXHIBIT F – LOCK-UP UNDERTAKING